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                                                                EXHIBIT 3.19



                            AMENDMENT TO ARTICLES
                             OF INCORPORATION OF
                         GRAND TARGHEE RESORT, INC.


        The undersigned, being the President and Secretary of Grand Targhee Resort, Inc. respectively, hereby certify pursuant to the Wyoming Business Corporation Act that the Articles of Incorporation of Grand Targhee, Inc. have been amended as follows:

I. The action taken by the shareholders amends Article I of the Articles of Incorporation to read as follows: "The name of the Corporation is B-V Corporation."

II. The date of the adoption of the amendment by the shareholders is September 5, 1984.

III. The number of shares of Grand Targhee Resort, Inc. outstanding at the time of the adoption of the amendment is five hundred (500), and the number of shares entitled to vote on the adoption of the amendment is five hundred (500).

IV. The number of shares voted for the adoption of the amendment is five hundred (500) and the number of shares voted against the adoption of the amendment is zero (0).

        Signed at Alta, Wyoming this 5th day of September, 1984.


                                            /s/ Larry H. Williamson
                                            ---------------------------
                                            Larry Williamson, President



                                            /s/ Alice Williamson
                                            ---------------------------
                                            Alice Williamson, Secretary

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                            ARTICLES OF AMENDMENT

                                     OF

                               B-V CORPORATION

        The undersigned, being the President and Secretary of B-V Corporation respectively, execute the following amendment of the Articles of Incorporation of B-V Corporation as required by the Wyoming Business Corporation Act.

                                     I.

        The name of the Corporation is B-V Corporation.

                                     II.

        The amendment adopted by the Shareholders reads as follows: "The name of the Corporation is Grand Targhee Resort, Inc."

                                    III.

        The date of the adoption of the amendment by the Shareholders is October 9, 1973.
                                     IV.

        The number of shares outstanding in B-V Corporation at the time of the adoption of the amendment is five hundred (500) shares, and the number of shares entitled to vote on the adoption of the amendment is five hundred (500) shares.
                                     V.

        The number of shares voted for the adoption of the amendment is five hundred (500) shares and the number of shares voted against the adoption of the amendment is zero (0) shares.


        DATED at Cheyenne, Wyoming, this 12th day of October, 1973.



                                             /s/ William J. Thomson II
                                             ------------------------------
                                             President



                                             /s/ John D. Callen
                                             ------------------------------
                                             Secretary
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                          ARTICLES OF INCORPORATION

                                     OF

                               B-V CORPORATION

        The undersigned, natural person, of the age of 21 years or more, acting as the incorporator of the incorporation under the Wyoming Business Corporation Act adopts the following Articles of Incorporation for such Corporation.

                                     I.

        The name of the Corporation is B-V Corporation.

                                     II.

        The period of its duration is perpetual.

                                    III.

        The purpose or purposes for which the Corporation is organized are to engage in and do any lawful acts concerning any and all lawful businesses for which Corporation may be organized.

                                     IV.

        The aggregate number of Shares which the corporation shall have authority to issue is 1,000 shares at a par value of $1.00 per share.

                                     V.

        The Corporation shall not commence business until consideration of the value of at least $500.00 has been received for the issuance of shares.

                                     VI.

        Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the Corporation are none.

                                    VII.

        Provisions for the regulation of the internal affairs of the Corporation shall be provided for by the Bylaws adopted by the Board of Directors; provided, however, that the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be reserved to the shareholders.





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                                    VIII.

        The address of the initial registered office of the Corporation is 1600 Van Lennen Avenue, P. O. Box 1586, Cheyenne, Wyoming 82001; and the name of the initial registered agent thereof at this address is William J. Thomson II.

                                      IX.

        The number of directors constituting the initial Board of Directors of the corporation is two and the names and addresses of the persons who are to serve as Directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are: William J. Thomson II, 1600 Van Lennen Avenue, Cheyenne, Wyoming 82001 and John D. Callen, 515 East 22nd Street, Cheyenne, Wyoming 82001. The number of directors to be elected at the annual meeting of shareholders next following the time when the shares of the corporation become owned beneficially or of record by more than two shareholders or at a special meeting called for the election of Directors after such time shall be three.

                                     X.

        Any action which may be taken, authorized, ratified, or approved at a meeting of shareholders or at a meeting of directors may be taken, authorized, ratified, or approved without a meeting by unanimous consent, authorization, approval or ratification of the shareholders or of the directors, in a writing or writings, signed by all the shareholders who would have been entitled to notice of a meeting of the shareholders held for such purpose or by all of the directors as the case may be, and filed with the record of the proceedings of the corporation.

                                     XI.

        The name and address of each incorporator is: William J. Thomson II, 1600 Van Lennen, Cheyenne, Wyoming 82001.





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